UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2006

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. On January 18, 2006, the Compensation Committee and the Board of Directors of Susquehanna Bancshares, Inc. (“Susquehanna”) approved the following director and executive compensation:

(a) Nonqualified stock options to purchase an aggregate of 45,000 shares of common stock, or 3,000 shares of common stock per director, to the following members of the board of directors: Ms. Eichelberger, Ms. Piersol, and Messrs. Alter, Apple, Bentley, Denlinger, Freeman, Gibbel, Hall, Hepburn, Kunkel, Miller, Rose, Wiest and Zimmerman. Each option vests 1/3 on January 18, 2009, 1/3 on January 18, 2010 and 1/3 on January, 18, 2011 and has an exercise price of $24.34 per share.

(b) Named executive officer bonus awards under Susquehanna’s 2005 Key Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan was previously filed as Exhibit 10.1 to Susquehanna’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 4, 2005. The specific performance goals and business criteria relating to executives participating in the Incentive Plan were set forth in Susquehanna’s Current Report on Form 8-K, as filed with the SEC on June 3, 2005.

Under the short term incentive component of the Incentive Plan, cash bonus awards to named executive officers were as follows: William J. Reuter, Chairman of the Board, President and Chief Executive Officer, $216,000; Gregory A. Duncan, Executive Vice President and Chief Operating Officer, $61,447; Drew K. Hostetter, Executive Vice President and Chief Financial Officer, $80,141; and Michael M. Quick, Executive Vice President and Group Executive, $63,800.

Under the long term incentive component of the Incentive Plan, (i) grants of nonqualified stock options with an exercise price of $24.34 per share, and that vest 1/3 on January 18, 2009, 1/3 on 18, January 2010 and 1/3 on January 18, 2011, were made as follows: William J. Reuter, 26,800 shares; Gregory A. Duncan, 10,720 shares; Drew K. Hostetter, 10,720 shares; Michael M. Quick, 10,720 shares; and Bernard A. Francis, Jr., Senior Vice President - Wealth Management, 4,020 shares; and (ii) grants of restricted stock, at $24.34 per share, that vest 1/3 on January 18, 2007, 1/3 on January 18, 2008 and 1/3 on January 18, 2009, were made as follows: William J. Reuter, 2276 shares; Gregory A. Duncan, 910 shares; Drew K. Hostetter, 910 shares; Michael M. Quick, 910 shares; and Bernard A. Francis, 341 shares.

2. Susquehanna entered into an Employment Agreement, dated January 10, 2006, with Peter J. Sahd, which will terminate, unless renewed, in December 2007. The agreement provides for a base salary of $188,300 from January 2006 until January 2007, which may be increased but not decreased, on an annual basis in connection with the annual review of Mr. Sahd’s performance. The agreement also provides benefits comparable to those generally provided to other salaried employees of Susquehanna, including group term life insurance, major medical and health insurance, disability insurance coverage and accidental death and dismemberment benefits. In addition, under the agreement, Mr. Sahd is also eligible to participate in Susquehanna’s Key Executive Incentive Plan. The agreement may be terminated by Mr. Sahd on two months’ notice to Susquehanna. Susquehanna may terminate the agreement immediately for cause.

Mr. Sahd’s employment agreement also provides certain relief in the event Mr. Sahd is permanently disabled, terminated by Susquehanna without cause or has an adverse change in his circumstances (as defined in the agreement). If Mr. Sahd becomes permanently disabled, he is entitled to receive for a period of no less than six months his salary and all benefits under the agreement. If Mr. Sahd’s employment is terminated by Susquehanna without cause, or by Mr. Sahd, if there occurs an adverse change in his circumstances within twelve months of the date of the agreement or within twelve months following a change of control (as defined in the agreement), then Mr. Sahd will be entitled to receive a lump sum payment in an amount equal to the greater of his then current monthly salary rate or the rate in effect prior to any reduction which led to his termination, times the greater of the number of months otherwise remaining under the agreement or twelve months, plus certain other benefits provided for in the agreement, including COBRA, life insurance and payments under pension and savings plans to the extent of Mr. Sahd’s participation. Following a termination by Mr. Sahd without cause or adverse change, Mr. Sahd will be subject to a one year non-compete and a two year non-solicitation.

3.     Susquehanna entered into an Employment Agreement, dated January 23, 2006, with Rodney A. Lefever, which will terminate, unless renewed, in December 2007. The agreement provides for a base salary of $182,464 from January 2006 until January 2007, which may be increased but not decreased, on an annual basis in connection with the annual review of Mr. Lefever’s performance. The agreement also provides benefits comparable to those generally provided to other salaried employees of Susquehanna, including group term life insurance, major medical and health insurance, disability insurance coverage and accidental death and dismemberment benefits. In addition, under the agreement, Mr. Lefever is also eligible to participate in Susquehanna’s Key Executive Incentive Plan. The agreement may be terminated by Mr. Lefever on two months’ notice to Susquehanna. Susquehanna may terminate the agreement immediately for cause.

Mr. Lefever’s employment agreement also provides certain relief in the event Mr. Lefever is permanently disabled, terminated by Susquehanna without cause or has an adverse change in his circumstances (as defined in the agreement). If Mr. Lefever becomes permanently disabled, he is entitled to receive for a period of no less than six months his salary and all benefits under the agreement. If Mr. Lefever’s employment is terminated by Susquehanna without cause, or by Mr. Lefever, if there occurs an adverse change in his circumstances within twelve months of the date of the agreement or within twelve months following a change of control (as defined in the agreement), then Mr. Lefever will be entitled to receive a lump sum payment in an amount equal to the greater of his then current monthly salary rate or the rate in effect prior to any reduction which led to his termination, times the greater of the number of months otherwise remaining under the agreement or twelve months, plus certain other benefits provided for in the agreement, including COBRA, life insurance and payments under pension and savings plans to the extent of Mr. Lefever’s participation. Following a termination by Mr. Lefever without cause or adverse change, Mr. Lefever will be subject to a one year non-compete and a two year non-solicitation.

Item 8.01. Other Events.

On January 18, 2006, Susquehanna’s Compensation Committee and Board also approved new stock ownership guidelines (“Guidelines”) for Susquehanna’s corporate management team (which includes the named executive officers). The Guidelines were adopted for the following purposes: to demonstrate a strong link to shareholder value; to motivate executives to make sound long-term business decisions; to provide an opportunity to own a larger stake in Susquehanna; to establish a “best practice” from an institutional shareholder perspective; and to create more of a management ownership culture. Under the Guidelines, the corporate management team will be required: (i) to put 5% of their base compensation into the Employee Stock Purchase Plan through payroll deductions; (ii) upon the exercise of stock options, to purchase stock with at least 50% of the after tax proceeds; and (iii) prior to exercising options, to notify and discuss their intentions with Susquehanna’s Chief Executive Officer.

In 2005, the corporate management team purchased collectively 7,597 shares of Susquehanna stock through their participation in the Employee Stock Purchase Plan, 4,951 of which where purchased by the named executive officers.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit
10.1	Employment Agreement, dated January 10, 2006, between Susquehanna Bancshares, Inc. and Peter J. Sahd
10.2	Employment Agreement, dated January 23, 2006, between Susquehanna Bancshares, Inc. and Rodney A. Lefever

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ EDWARD BALDERSTON, JR.
Edward Balderston, Jr.
Executive Vice President & Chief Administrative Officer

Dated: January 24, 2006